Exhibit 10.4

Pledge Agreement

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of __________, 2022, by BitNile, Inc., a Nevada corporation with a primary address of 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141 (the “Pledgor”) in favor of JGB Collateral LLC, as administrative agent and collateral agent (“Secured Party”) for the Lenders (as defined in the Loan Agreement referred to below) and acknowledged and agreed to by Alliance Cloud Services, LLC, a Delaware limited liability company (“Alliance”).

WHEREAS, BitNile Holdings, Inc., a Delaware corporation, Third Avenue Apartments LLC, a Delaware limited liability company, Pledgor, Alliance, Ault Aviation, LLC, a Nevada limited liability company, Ault Lending, LLC, a California limited liability company, Ault & Company, Inc., a Delaware corporation, and Milton “Todd” Ault, III, a natural person, Secured Party and Lenders are parties to that certain Loan and Guaranty Agreement (the “Loan Agreement” and capitalized terms used herein but not otherwise defined here shall have the respective meanings given such terms in the Loan Agreement), dated as of the date hereof, pursuant to which the Lenders have made a loan to the borrowers named therein in the aggregate original principal amount of $18,888,889;

WHEREAS, as a condition precedent to each Lender’s advance of the loans under the Loan Agreement, the Lenders have required that the Pledgor execute and deliver this Agreement to secure the Obligations under the Loan Documents;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Security Interest

Section 1.01    Grant of Security Interest. As security for the prompt payment and performance of the Obligations in full when due, whether at maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of any Debtor Relief Laws (as defined below)), the Pledgor hereby pledges, grants, transfers and assigns to Secured Party on behalf of Lenders a security interest in all of such Pledgor’s right, title and interest in and to the Collateral (as defined below).

Section 1.02    Collateral. The collateral consists of the following properties, assets and rights of the Pledgor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (collectively, the “Collateral”):

(a)       all Equity Interests of Alliance, as more particularly described on Schedule I, together with the certificates or instruments representing such Equity Interests;

(b)       all documents, certificates and/or instruments representing such Equity Interests of Alliance and, all dividends and distributions at any time and from time to time received or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; and

(c)       all proceeds, replacements, additions to and substitutions for, and books and records related to, the property set forth in (a)-(b) above, provided, however, that unless an Event of Default has occurred and is continuing, all cash dividends or distributions payable in respect of the Collateral shall be paid to Pledgor as their interests may appear.

Section 1.03    Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all Obligations, (ii) be binding upon Pledgor and its successors and assigns, and (iii) inure to the benefit of Secured Party, its successors and permitted assigns, together with the rights and remedies of Secured Party hereunder. Upon the payment in full of all Obligations, the security interest granted herein shall immediately and automatically terminate and all rights to the Collateral shall immediately and automatically revert to Pledgor. Upon any such termination, Secured Party will promptly upon request from Pledgor, at Pledgor’s sole expense, execute and deliver to Pledgor such termination statements or other documents, in each case, reasonably acceptable to Secured Party in form and substance, as Pledgor shall reasonably request to evidence such termination.

Article II

Definitions

Section 2.01    Certain Definitions. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Loan Agreement. Additionally, as used in this Agreement, the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as presently in effect in the State of New York.

“Debtor Relief Laws” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors, and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Obligor” means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of all or any portion of the Obligations, whether as a borrower, maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

“Pledged Securities” means, collectively, the Equity Interests of Alliance described on Schedule I.

Article III

Representations and Warranties

In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party that:

Section 3.01    Ownership of Collateral; Encumbrances. Pledgor is the sole record and beneficial owner of all of the Pledged Securities set forth on Schedule I free and clear of all Liens (other than the Liens of Secured Party) and subject to transfers of Pledgor’s Equity Interests as permitted under the Loan Agreement.

Section 3.02    Pledged Securities.

(a)       All Pledged Securities are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities laws and Alliance’s limited liability company operating agreement (the “Operating Agreement”). The Equity Interests of Alliance described on Schedule I consist of 100% of the Equity Interests of Alliance. Other than as set forth on Schedule I, the Pledged Securities are not subject to any options, warrants or other rights presently outstanding to purchase or otherwise acquire all or any portion of the Pledged Securities. None of the Pledged Securities are subject to preemptive rights.

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(b)       Alliance is duly organized, currently existing, and in good standing under the laws of State of Delaware. Alliance has provided the Secured Party with true, correct and complete copies of its certificate of formation and Operating Agreement (together, the “Alliance Organizational Documents”) prior to the date hereof, and there have been no further amendments, modifications, or supplements to any Alliance Organizational Documents; and no approval or consent of the members or managers of Alliance is required as a condition to the validity and enforceability of the security interest created hereby or the consummation of the transactions contemplated herein.

Section 3.03    Authority; No Required Consent. Pledgor has the full right and authority to execute and perform this Agreement and to create the security interest created by this Agreement. The making and performance by Pledgor of this Agreement will not, in any material respect, (a) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created hereunder in favor of Secured Party) under, or require any payment to be made under (i) any material contractual obligation to which such Pledgor is a party or affecting Pledgor or the properties of such Pledgor or (ii) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Pledgor or his property is subject; or (b) violate any law in any material respect. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body (other than the filing of financing statements) is required for (c) the due execution, delivery and performance by Pledgor of this Agreement, (d) the grant by Pledgor of the security interest granted by this Agreement, (e) the perfection of such security interest or (f) the exercise by Secured Party of its rights and remedies under this Agreement.

Section 3.04    First Priority Security Interest. The security interest in the Collateral granted pursuant to this Agreement creates a valid and perfected security interest in the Collateral, enforceable against Pledgor and all third parties and secures payment of the Obligations, which security interest is first and prior to all other security interests in the Collateral.

Section 3.05    No Filings By Third Parties. No financing statement or other public notice or recording covering the Collateral is on file in any public office and no Pledgor will execute or authorize the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

Section 3.06    Location of Pledgor. Pledgor’s principal residence is as set forth in the preamble to this Agreement.

Section 3.07    Non-Certificated Interests. Pledgor’s Equity Interests are not certificated.

Article IV

Covenants and Agreements

Pledgor shall comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Obligations are outstanding.

Section 4.01    Change in Location of Pledgor. Pledgor will give Secured Party ten (10) days’ prior written notice of any change in such Pledgor's principal residence.

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Section 4.02    Proceeds of Collateral. At the written request of Secured Party, Pledgor shall deliver to Secured Party as Collateral or to be applied to the repayment of the Obligations, promptly upon receipt, all proceeds received by Pledgor from the transfer, sale or disposition in any other manner of any equitable, beneficial or legal interest in any material portion of any Collateral. Nothing in this Section 4.02 shall be construed to permit any transfer, sale or disposition of Collateral not otherwise permitted by the terms of this Agreement or any other Loan Document.

Section 4.03    No Transfer.

(a)         Pledgor shall not, without the prior written consent of Secured Party, encumber, hypothecate or transfer, sell or dispose in any other manner of any equitable, beneficial or legal interest in the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing, and additionally, Pledgor shall not grant any option, warrant, or other right with respect to, any of the Collateral other than to the Secured Party.

(b)       Alliance shall not issue, and Pledgor shall permit or cause Alliance to issue, any additional Equity Interests. Pledgor shall promptly perform, observe, and otherwise comply in all material respects with each and every covenant, agreement, requirement, and condition pertaining to Pledgor set forth in Alliance Organizational Documents, and shall do or cause to be done all things necessary to cause Alliance to be validly existing and in good standing as a limited liability company under the laws of the State of Delaware and for Alliance Organizational Documents to be in full force and effect.

(c)       Pledgor and Alliance shall take any and all action necessary, required, or reasonably requested in writing by Secured Party to allow Secured Party to fully enforce its security interest in the Collateral upon the occurrence and during the continuance of any Event of Default, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(d)       Pledgor and Alliance hereby consent to the terms and conditions contained in this Agreement, and to the transactions contemplated hereby, notwithstanding any limitations or restrictions on such transactions set forth in Alliance Organizational Documents. Without limiting the foregoing, Pledgor and Alliance agree that any rights of first refusal, options to purchase or other conditions or restrictions affecting the transfer of any of the Collateral shall not be triggered by, or otherwise in any respect be applicable to, the execution and delivery of this Agreement or the exercise of Secured Party’s rights and remedies under this Agreement, as amended from time to time, and upon Secured Party’s exercise of its rights and remedies under this Agreement (as amended from time to time) following the occurrence and during the continuance of an Event of Default (as defined below), Secured Party, a purchaser at a foreclosure sale of the Collateral or any such party’s designee, shall be immediately and automatically admitted as an owner of Alliance with all ownership rights accruing to it (including, without limitation, all rights to distributions and voting) without the need to obtain the consent of Alliance or any other Person or to provide or comply with a right of first refusal or option to purchase with respect to any of the Collateral in favor of Alliance or any other Person, notwithstanding anything in Alliance Organizational Documents, any agreement to which the Pledgor is now or hereafter a party with respect to any of the Collateral or otherwise to the contrary or in conflict thereof.

Section 4.04    Records and Information. Pledgor shall keep, in all material respects, accurate and complete records of the Collateral (including proceeds). Upon reasonable written notice, Secured Party may have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor's records and files related to the Collateral. Upon reasonable written request from Secured Party, Pledgor will promptly provide notice to Secured Party of all written information which in any material respect relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting Secured Party’s security interest in the Collateral.

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Section 4.05    Reimbursement of Expenses. Pledgor and Alliance hereby agree to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and reasonable and documented out-of-pocket expenses including, without limitation, court costs and attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof); provided, however, that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, damages, claims costs, penalties, liabilities, expenses or fees resulted from the gross negligence or willful misconduct of such indemnitee. All amounts for which Pledgor and Alliance are liable pursuant to this Section 4.05 shall be due and payable by the Pledgor and Alliance to Secured Party promptly (but not later than ten (10) Business Days) upon demand. If Pledgor or Alliance fail to make such payment within ten (10) Business Days of demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by the Pledgor and Alliance to Secured Party together with interest thereon from date incurred until paid by Pledgor or Alliance at the Default Rate, which Pledgor and Alliance agree to pay promptly, but in no event more than thirty (30) days, from the date incurred.

Section 4.06    Notices and Reports. Pledgor shall promptly (but not later than ten (10) Business Days) notify Secured Party in writing of any change in the name of such Pledgor or Alliance, any charge, Lien, security interest, claim or encumbrance asserted against the Collateral that could be materially adverse to Secured Party’s interest in the Collateral, any litigation against the Collateral, and any other material matter adversely affecting the Secured Party’s interest in the Collateral. Pledgor shall, furnish such other reports, information and data regarding the Collateral as Secured Party may reasonably request in writing from time to time.

Section 4.07    Modification, Amendment or Termination of Organization Documents. Pledgor and Alliance shall not permit any modification, amendment or termination of Alliance Organizational Documents that would be adverse to the interests of the Secured Party under this Agreement, or allow Alliance to be dissolved or take any action which would cause a Material Adverse Effect.

Section 4.08    Further Assurances. Upon the reasonable written request of Secured Party, Pledgor and Alliance shall execute, deliver, and/or authorize the filing or recordation of, all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request in writing to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

Section 4.09    Non-Certificated Interests. Neither Pledgor nor Alliance will require the registration of its Equity Interests under any federal or state securities laws.

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Article V

Rights, Duties and Powers of Secured Party

The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

Section 5.01    Discharge Encumbrances. If not timely discharged by Pledgor or Alliance, Secured Party, at its option, after any Event of Default, but without any obligation whatsoever to do so, and with not less than ten (10) Business Days’ notice to Pledgor to the extent practical under the circumstances, may (a) discharge taxes, claims, charges, Liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party’s interest, (c) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (d) take any other action to preserve and protect the Collateral and Secured Party’s rights and remedies under this Agreement as Secured Party may deem reasonably necessary or appropriate. Pledgor and Alliance agree that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Pledgor agrees to promptly reimburse Secured Party upon written demand for any payment made or any expense incurred by Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date such written demand is received by Pledgor until paid by Borrower or Pledgor at the Default Rate, which Pledgor agrees to pay promptly (but not later than ten (10) Business Days) upon receipt of such written demand, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

Section 5.02    Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and Liens securing the debt so renewed, extended, rearranged or paid.

Section 5.03    Disclaimer of Certain Duties.

(a)       The powers conferred upon Secured Party by this Agreement are to protect Secured Party's interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Pledgor hereby agree that Secured Party shall not be liable for, nor shall the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b)       Other than as set forth in this Agreement, Secured Party shall not be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice of demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person and Pledgor hereby waives all of the foregoing. Other than as set forth in this Agreement, Pledgor waives any right of marshaling in respect of any and all Collateral, any right to require Secured Party to proceed against any Obligor or other Person, any right to exhaust any collateral or any right to enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

Section 5.04    Record Ownership of Securities. Secured Party at any time may have any Collateral that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any such Collateral so registered, Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, powers of attorney, dividend coupons or orders, and other documents as Secured Party may reasonably request in writing for the purpose of enabling Secured Party to exercise the voting rights and powers which it is entitled to exercise under this Agreement or to receive the dividends and other distributions and payments in respect of the Collateral or proceeds thereof which it is authorized to receive and retain under this Agreement.

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Section 5.05    Voting of Securities. As long as no Event of Default has occurred and is continuing, Pledgor is entitled to exercise all voting rights pertaining to any Pledged Securities; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate in any respect any provision of this Agreement or (y) amend, modify, or waive any term, provision or condition of Alliance Organizational Documents, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral in any manner adverse to the interests of Secured Party. If an Event of Default has occurred and is continuing, and if Secured Party elects to exercise such right, the right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Pledgor hereby irrevocably constitutes and appoints Secured Party its proxy and attorney-in-fact, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of such Pledgor or with respect to which such Pledgor is entitled to vote and act. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full or the Event of Default has otherwise been cured, whichever comes first.

Section 5.06    Modification of Obligations; Other Security. Except as otherwise set forth in this Agreement, Pledgor and Alliance waive (a) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Loan Agreement and (b) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Upon the occurrence of and continuation of an Event of Default, Pledgor and Alliance authorize Secured Party, without any reservation of rights against such Pledgor or Alliance and without affecting any Pledgor’s liability hereunder, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

Article VI

Events of Default

Section 6.01    Events of Default. An “Event of Default” shall exist under this Agreement if (i) an “Event of Default” as defined in the Loan Agreement exists, (ii) any representation or warranty of any Pledgor or Alliance herein shall prove to be false or incorrect in any material respect, or (iii) any Pledgor or Alliance shall fail to perform any of its obligations hereunder and such failure shall continue un-remedied for ten (10) days or if a longer grace period is provided, such longer grace period.

Section 6.02    Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

(a)       Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Pledgor.

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(b)       Secured Party shall have all of the rights and remedies provided for in this Agreement or the Loan Agreement, the rights and remedies under the Code, and any and all of the rights and remedies at law and equity, all of which shall be deemed cumulative. Without limiting the foregoing, and subject to any notice requirements set forth in this Agreement, Pledgor agrees that Secured Party shall have the right to (a) require Pledgor to use commercially reasonable efforts to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party; (b) take possession of the Collateral, with or without process of law or judicial hearing; (c) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk; and/or (d) whether before or after default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Secured Party will use commercially reasonable efforts to send Pledgor reasonable written notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Pledgor shall be met if such notice is mailed, postage prepaid, to the Pledgor at the address of Pledgor designated at the beginning of this Agreement, at least ten (10) Business Days before the day of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition will be made.

(c)       Pledgor and Alliance shall be liable for and agree to pay the reasonable and documented out-of-pocket expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, reasonable attorneys’ fees incurred by Secured Party. These expenses shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

(d)       Proceeds received by Secured Party from disposition of the Collateral shall be applied toward the Obligations in such order or manner as determined by the Secured Party and after the full and complete payment of the Obligations, any remaining proceeds shall be paid to the Pledgor.

(e)       The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any Event of Default and may waive any Event of Default without waiving the Event of Default so remedied or without waiving any other prior or subsequent Event of Default.

Section 6.03     Sale of Pledged Securities.

(a)        Pledgor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its rights. For these reasons, Secured Party is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuation of an Event of Default, following ten (10) Business Days’ notice to Pledgor to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Pledgor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Pledgor agrees that any such private sale made under this Section 6.03(a) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.

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(b)        Secured Party is authorized, in connection with any such sale described in Section 6.03(a), (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable law. Pledgor and Alliance agree to execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale described in Section 6.03(a) may be made in compliance with applicable law. Upon any such sale described in Section 6.03(a), Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or right of any Pledgor or Alliance of whatsoever kind, including any equity or right of redemption of any Pledgor. Pledgor hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.

(c)       Pledgor agrees that ten (10) Business Days’ written notice from Secured Party to such Pledgor of Secured Party’s intention to make any such public or private sale shall constitute reasonable notice under the Code and such notice shall be delivered by Secured Party to Pledgor in advance of any such sale. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale and (B) in the case of a private sale, state the day after which such sale may be consummated. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(d)       Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable law, Pledgor and Alliance acknowledge and agree that, in foreclosing upon any of the Pledged Securities, or exercising any other rights or remedies provided Secured Party hereunder or under applicable law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Pledgor or Alliance available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

Section 6.04    Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, such appointment will be deemed to be coupled with an interest, but at the cost and expense of Alliance and the Pledgor to take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to (i) evidence the security interest granted herein, (ii) put parties on notice of this Agreement, (iii) receive, endorse and collect all instruments made payable to Pledgor or Alliance representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and (iv) dispose of the Collateral as provided herein. Except where prior notice is expressly required by the terms of this Agreement, the Secured Party will use commercially reasonable efforts to provide notice to Alliance and Pledgor prior to taking any action contemplated in the preceding sentence; provided, that the failure to deliver such notice shall not limit the Secured Party’s right to take such action or the validity of such action.

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Section 6.05    Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action for which notice is not otherwise required by this Agreement, Pledgor hereby agrees that ten (10) Business Days prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.06    Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor and Alliance expressly waive any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

Article VII

Miscellaneous Provisions

Section 7.01    Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Loan Agreement.

Section 7.02    Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of any Pledgor or Alliance, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Pledgor and Alliance hereby agree that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not, unless otherwise agreed by Secured Party in writing, constitute a waiver of any of Secured Party's other rights or of obligations of Alliance or Pledgor hereunder. This Agreement may be amended only by an instrument in writing executed by the Pledgor, Alliance and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03    Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

Section 7.04    Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will promptly deliver to the Pledgor such excess proceeds; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any delay in delivering such proceeds to the Pledgor.

Section 7.05    Governing Law; Jurisdiction. THIS AGREEMENT AND THE SECURITY INTEREST GRANTED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY the Laws of the State of New York. THE PARTIES CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR ANY ACTION, SUIT OR PROCEEDING ARISING OUT OR RELATED TO THIS AGREEMENT.

Section 7.06    Additional Rights of Secured Party. Without limiting any other provision of this Agreement, Secured Party is expressly granted the following rights upon the occurrence and continuance of an Event of Default: (a) to receive Pledgor's share of all distributions and/or distributions in kind following dissolution of Alliance and to hold the same in trust for the benefit of such Pledgor as part of the Collateral and (b) to exercise voting rights as to any of the Collateral. All of the foregoing may be exercised by Secured Party without liability, except to account for property actually received by it.

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Section 7.07    Continuing Security Agreement.

(a)       No action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Article VI, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

(b)       To the extent that any performance of or payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such performance had not occurred or such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

Section 7.08    Termination. The granting of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall remain in full force and effect until the payment in full of the Obligations and the termination of any and all commitments of Lenders to lend or otherwise extend credit to Alliance under the Loan Agreement, at which point this Agreement shall immediately and automatically terminate. Upon the payment in full of the Obligations and the termination of any and all commitments of Lenders to lend or otherwise extend credit to Alliance under the Loan Agreement, Secured Party, at the written request and expense of the Pledgor, agrees to (i) deliver to Pledgor any original stock certificates, instruments and/or any other Collateral of such Pledgor in Holder’s possession and (ii) to deliver other reasonably requested (in writing) and applicable release and termination documentation releasing Secured Party’s Liens and security interests in the Collateral. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.05 and the provisions of Section 7.07(b) shall survive the termination of this Agreement. At the request and sole expense of Alliance, Pledgor shall be released from its obligations hereunder if all the Equity Interests of such Pledgor are sold, transferred or otherwise disposed of in a transaction permitted by the Loan Agreement; provided that Alliance shall have delivered to the Collateral Agent, (i) at least ten (10) Business Days (or such shorter period reasonably acceptable to the Secured Party) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Alliance stating that such transaction is in compliance with the Loan Agreement and the other Loan Documents and (ii) to the extent such release relates to a transfer permitted pursuant to the Loan Agreement, the delivery of a Joinder Agreement executed by the transferee.

Section 7.09    Effectiveness. This Agreement becomes effective as to a party upon the execution hereof by such party on the date set forth in the first introductory paragraph hereto. The representations and warranties of Alliance and Pledgor shall survive the execution and delivery of this Agreement.

Section 7.10    No Third-Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of Secured Party and its respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any Person not a party hereto; and no other Person shall have any right to rely on this Agreement, or to derive any benefit herefrom. No Pledgor nor Alliance shall assign or transfer its rights, duties or obligations hereunder without the consent of Secured Party. There are no third-party beneficiaries to this Agreement and no other Person (other than the parties hereto, and their respective successors and assigns) shall be entitled to rely on or enforce this Agreement.

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Section 7.11    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

BITNILE, INC.

By:
Name:
Title:

Alliance Cloud Services, LLC

By: Alliance Cloud Management, LLC, its Manager

By: AC Management, Inc., its Managing Member

By:
Name:
Title:

SECURED PARTY:

JGB COLLATERAL LLC

By:
Name: Brett Cohen
Title: President

Schedule I

to

Pledge Agreement

Pledgor	Certificate No.	Number of Units/Shares	Type of Equity	Percentage of Ownership
BitNile, Inc.	N/A	100% of Issued and Outstanding Membership Interest	Limited Liability Company Membership Units	100.0%